Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

AVIS BUDGET HOLDINGS, LLC,

AVIS BUDGET CAR RENTAL, LLC

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of May 3, 2011

i

7.4 Proceeds to be Turned Over To Administrative Agent	20
7.5 Application of Proceeds	20
7.6 Code and Other Remedies	21
7.7 Registration Rights	21
7.8 Deficiency	22
7.9 Grant of Intellectual Property License	22
SECTION 8. THE ADMINISTRATIVE AGENT	22
8.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc	22
8.2 Duty of Administrative Agent	24
8.3 Execution of Financing Statements	24
8.4 Authority of Administrative Agent	24

SECTION 9. MISCELLANEOUS	25
9.1 Amendments in Writing	25
9.2 Notices	25
9.3 No Waiver by Course of Conduct; Cumulative Remedies	25
9.4 Enforcement Expenses; Indemnification	25
9.5 Successors and Assigns	26
9.6 Set-Off	26
9.7 Counterparts	26
9.8 Severability	26
9.9 Section Headings	26
9.10 Integration	26
9.11 GOVERNING LAW	26
9.12 Submission To Jurisdiction; Waivers	27
9.13 Acknowledgements	27
9.14 Additional Grantors	27
9.15 Releases	27
9.16 WAIVER OF JURY TRIAL	28
9.17 Continuation of Security Interests	28

SCHEDULES
Schedule 1 Notice Addresses
Schedule 2 Pledged Stock and Pledged Notes
Schedule 3 Domestic Perfection Matters
Schedule 4 [Reserved]
Schedule 5 Jurisdictions of Organization and Chief Executive Offices
Schedule 6 Intellectual Property
Schedule 7 Specified Vehicles

Annex I Form of Assumption Agreement

ii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 3, 2011 (the “Effective Date”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of May 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AVIS BUDGET HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, CITICORP USA, INC., BANK OF AMERICA, N.A., CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, BARCLAYS BANK PLC and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents, and the Administrative Agent.

W I T N E S S E T H:

WHEREAS,  Holdings, the Borrower, the lenders party thereto and the Administrative Agent are parties to that certain credit agreement, dated as of April 19, 2006 (as heretofore amended, modified and supplemented and as in effect immediately prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the first amendment dated as of December 23, 2008 to the Existing Credit Agreement, the Borrower and certain other Grantors entered into a Guarantee and Collateral Agreement dated as of December 23, 2008  (as heretofore amended, modified and supplemented and as in effect immediately prior to the date hereof , the “Existing Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the lenders party to the Existing Credit Agreement and certain other parties in order to guarantee and secure the extensions of credit made to the Borrower thereunder and certain other extensions of credit;

WHEREAS, concurrently with the execution and delivery of this Agreement, Holdings, the Borrower,  the lenders party thereto and the Administrative Agent are entering into the Credit Agreement in order to amend and restate the Existing Credit Agreement in its entirety;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower and the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and each Subsidiary Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower and each Subsidiary Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower, each Subsidiary Borrower and the other Grantors will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, the parties hereto have agreed to amend and restate the Existing Guarantee and Collateral Agreement in its entirety as provided herein below;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and amend and restate the Existing Credit Agreement, and to continue to make their respective extensions of credit thereunder and certain other extensions of credit, each Grantor hereby agrees that the Existing Guarantee and Collateral Agreement is hereby amended and restated as of the Effective Date to read in its entirety as follows:

SECTION 1.                      DEFINED TERMS

1.1 Definitions.  (a)             Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in Article 9 of the New York UCC:  Account, Certificated Security, Chattel Paper, Deposit Account, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter of Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”:  this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement and Specified Cash Management Agreements, any Affiliate of any Agent or Lender, in each case, at the time such agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement (including, without limitation, the Borrower Guarantor Obligations), the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, swap coupon or termination payments, fees or indemnities or reasonable out-of-pocket costs or expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Guarantor Obligations”:  without duplicating any Borrower Obligations, all obligations and liabilities of the Borrower described in Section 2 of this Agreement.

“Borrower Termination Event”:  as defined in Section 3.1(d).

“Collateralized”:  secured by cash collateral arrangements and/or backstop letters of credit entered into on terms and in amounts reasonably satisfactory to the Administrative Agent and the relevant Issuing Lender.

“Collateral”:  as defined in Section 4.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 7.1 or 7.4.

“Copyright Licenses”:  any written or oral agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell Copyrighted materials.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations, applications and recordings thereof in the United States Copyright Office and any other copyright registry office (including, without limitation, those listed in Schedule 6), and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Excluded Property”: as defined in Section 4.

“Foreign Subsidiary Stock”:  the Capital Stock of any Foreign Subsidiary.

“Grantor”:  as defined in the preamble hereto.

“Guarantor Obligations”:  with respect to any Guarantor, without duplicating any Subsidiary Borrower Obligations, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 3) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, repayment obligations, reimbursement obligations, fees, indemnities or reasonable out-of-pocket costs or expenses (including, without limitation, all reasonable, out-of-pocket fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.  For the avoidance of doubt, notwithstanding any other provision of this Agreement, the parties hereto expressly agree that no Excluded Subsidiary, Foreign Subsidiary or Securitization Entity shall be a Guarantor.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, trade secrets, know-how, and other confidential or proprietary information, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans or advances made by any Loan Party to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Pledged Stock.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations and the Borrower Guarantor Obligations, (ii) in the case of each Guarantor which is also a Subsidiary Borrower, its Subsidiary Borrower Obligations, and (iii) in the case of each Guarantor (whether or not a Subsidiary Borrower), its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing listed on Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary of any Grantor (other than any Excluded Subsidiary or any Securitization Entity) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall Pledged Stock or Collateral include more than 65% of the total outstanding Foreign Subsidiary Stock of any Foreign Subsidiary or any Capital Stock of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by any Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, such right if it constitutes an Account).

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders and in the case, of any Specified Swap Agreement and Specified Cash Management Agreements, any affiliate of any Agent or Lender, in each case, at the time such agreement was entered into, to which Borrower Obligations, Subsidiary Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Account”:  as defined in Article 8 of the New York UCC.

“Securities Act”:  the Securities Act of 1933, as amended.

“Specified Vehicles”:  the vehicles described on Schedule 7, provided that Specified Vehicles shall not include any such vehicles that are initially specified on Schedule 7 but are disposed from time to time by the applicable Grantor in accordance with the Credit Agreement.

“Subsidiary Borrower Obligations”:  with respect to each Subsidiary Borrower, without duplicating any Guarantor Obligations, the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of such Subsidiary Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement and Specified Cash Management Agreements, any Affiliate of any Agent or Lender, in each case, at the time such agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of  principal, interest, reimbursement obligations, swap coupon or termination payments, fees or indemnities or reasonable out-of-pocket costs or expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Subsidiary Borrower pursuant to the terms of any of the foregoing agreements).

“Subsidiary Borrower Termination Event”:  as defined in Section 2.1(d).

“Subsidiary Guarantor”:  each Guarantor other than Holdings and the Borrower.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other indicators of the source of goods or services, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights therein, including, without limitation, any of the foregoing listed on Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Vehicles”: all cars, trucks, trailers and other vehicles covered by a certificate of title law of any state other than any car, truck, trailer or other vehicle securing indebtedness permitted under the Credit Agreement and, in any event including, without limitation, the Specified Vehicles and all tires and other appurtenances to any of the foregoing.

1.2 Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                      BORROWER GUARANTEE

2.1 Borrower Guarantee.  (a)  The Borrower hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its Subsidiary Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Borrower hereunder and under the other Loan Documents in respect of its guarantee obligations shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) The guarantee contained in this Section 2 shall remain in full force and effect until all the Subsidiary Borrower Obligations (other than any unasserted contingent indemnification obligations and Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been satisfied by payment in full, each Letter of Credit shall have terminated, expired or been Collateralized and the Commitments shall have been terminated (all of the foregoing conditions together, the “Subsidiary Borrower Termination Event”), notwithstanding that from time to time during the term of the Credit Agreement each Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

(d) No payment made by any Subsidiary Borrower, any of the other Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the Borrower in respect of the Subsidiary Borrower Obligations or any payment received or collected from the Borrower in respect of the Subsidiary Borrower Obligations), remain liable for the Subsidiary Borrower Obligations up to the maximum liability of the Borrower hereunder until the occurrence of the Subsidiary Borrower Termination Event.

2.2 No Subrogation.  Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Subsidiary Borrowers in respect of payments made by the Borrower hereunder, until the Subsidiary Borrower Termination Event.  If any amount shall be paid to the Borrower on account of  such subrogation rights at any time before the Subsidiary Borrower Termination Event, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the

Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.3 Amendments, etc. with respect to the Subsidiary Borrower Obligations.  The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4 Guarantee Absolute and Unconditional.  The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the applicable Subsidiary Borrower with respect to the Subsidiary Borrower Obligations.  The Borrower understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment (to the extent permitted by applicable law) without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of  the Subsidiary Borrowers for the Subsidiary Borrower Obligations, or of the Borrower under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the

Borrower, any Subsidiary Borrower, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Subsidiary Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Subsidiary Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Subsidiary Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6 Payments.  The Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.                      HOLDINGS AND SUBSIDIARY GUARANTEE

3.1 Holdings and Subsidiary Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and the Subsidiary Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than Holdings) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3.2).

(c) Each Guarantor agrees that the Borrower Obligations and the Subsidiary Borrower Obligations, either solely or collectively, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 3 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 3 shall remain in full force and effect until all the Borrower Obligations (other than any unasserted contingent indemnification obligations and Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) and Subsidiary Borrower Obligations (other than any unasserted contingent indemnification obligations and Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been satisfied by payment in full, each Letter of Credit shall have terminated, expired or been Collateralized, and the Commitments shall have been terminated (all of the foregoing conditions together, the “Borrower Termination Event”), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and Subsidiary Borrower Obligations.

(e) No payment made by the Borrower, any of the Subsidiary Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Subsidiary Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or the Subsidiary Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations or the Subsidiary Borrower Obligations), remain liable for the Borrower Obligations and the Subsidiary Borrower Obligations up to the maximum liability of such Guarantor hereunder until the occurrence of the Borrower Termination Event.

3.2 Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 3.3.  The provisions of this Section 3.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

3.3 No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower, any Subsidiary Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations or the Subsidiary Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any Subsidiary Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the occurrence of the Borrower Termination Event.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time before the occurrence of the Borrower Termination Event, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations and the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

3.4 Amendments, etc. with respect to the Borrower Obligations and Subsidiary Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations or Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations and the Subsidiary Borrower Obligations continued, and the Borrower Obligations and the Subsidiary Borrower Obligations or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations or the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the

Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or the Subsidiary Borrower Obligations or for the guarantee contained in this Section 3 or any property subject thereto.

3.5 Guarantees Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 3 or acceptance of the guarantee contained in this Section 3; the Borrower Obligations and Subsidiary Borrower Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 3; and all dealings between the Borrower, the Subsidiary Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, the Subsidiary Borrowers or any of the Guarantors with respect to the Borrower Obligations and the Subsidiary Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment (to the extent permitted by applicable law) without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or the Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any Subsidiary Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any Subsidiary Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, of any Subsidiary Borrower for the Subsidiary Borrower Obligations or of such Guarantor under the guarantee contained in this Section 3, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Subsidiary Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

3.6 Reinstatement.  The guarantee contained in this Section 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Subsidiary Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Subsidiary Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.7 Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 4.                      GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, in each case, excluding any Excluded Property (such property excluding any and all Excluded Property being collectively referred to as, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Equipment;

(d) all Fixtures;

(e) all General Intangibles;

(f) all Instruments;

(g) all Documents;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Pledged Notes;

(m) all Pledged Stock;

(n) all Receivables;

(o) all Vehicles and title documents with respect to Vehicles;

(p) all other property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section);

(q) all books and records pertaining to the Collateral; and

(r) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 4, this Agreement shall not constitute a grant of and the Collateral shall not include a security interest in any of the following (collectively, the “Excluded Property”): (a) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (b) any trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor's “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; provided, that upon the filing of acceptable evidence of use of the Trademark with the United States Patent and Trademark Office such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, (c) Receivables classified as receivables that are “assets under vehicle programs” in the financial statements of the Borrower and (d) any interests in Vehicles leased by a Grantor pursuant to the AESOP Financing Program, all certificates of title with respect to such Vehicles, any other rights and agreements associated with such Vehicles, including, but not limited to, subleases, manufacturer programs and insurance policies with respect to such Vehicles, and any Proceeds of any of the foregoing; provided, further, that in no event shall General Intangibles include more than 65% of the total outstanding Foreign Subsidiary Stock of any Foreign Subsidiary.

SECTION 5.                      REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower and each Subsidiary Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

5.1 Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned by or licensed to a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on or “Disposition” of such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

5.2 Perfected Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) and will, to the extent perfection may be achieved by such filings and actions, constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations under the laws of the United States, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) in the case of Collateral other than Pledged Stock, Permitted Liens; provided, however, that additional filings in the United States Patent and Trademark Office and United States Copyright Office may be necessary with respect to the perfection of the Administrative Agent’s Lien in United States registrations and applications for Trademarks, Patents and Copyrights which are filed by, issued to, exclusively licensed to or acquired by any Grantor after the date hereof and, provided, further, no Grantor shall be required to perfect the security interests granted pursuant to this Agreement (i) by means of delivery of  agreement granting “control” (as defined in Article 8 of the New York UCC) over any Deposit Account or Securities Account (other than with respect to any Collateral Account), (ii) in any Vehicles (other than maintaining any perfection of the security interests granted in the Specified Vehicles owned by the Grantors existing on the date hereof) or (iii) in any Intellectual Property under the laws of a jurisdiction outside the United States.

5.3 Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 5.  Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organizational document and long-form good standing certificate as of a date which is recent to the date hereof.

5.4 Investment Property.  (a)  The shares of the Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Stock, if less, 65% of the outstanding Foreign Subsidiary Stock of each relevant Issuer or, if less, such amount as has been previously agreed with the Administrative Agent.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any statutory Liens permitted under Section 7.3 of the Credit Agreement.

5.5 Intellectual Property.  (a)  Schedule 6 lists all registrations and applications recorded in the United States Patent and Trademark Office or the United States Copyright Office included in Intellectual Property owned by such Grantor in its own name on the date hereof and all licenses under which such Grantor holds or has the right to an exclusive license in registered Intellectual Property on the date hereof, including the registration or application number for such licensed Intellectual Property.  With respect to any unpublished patent applications (whether disclosed on Schedule 6 or hereafter disclosed by such Grantor), such Grantor will disclose on Schedule 6 and in any subsequent report or disclosure, the application number for such patent application but not the title or subject matter.  In the event that the Administrative Agent or any agent thereof discovers the title or subject matter of any such patent application prior to its publication, through any filing receipt or otherwise, the Administrative Agent will not knowingly disclose or use such information for any purpose.

(b) On the date hereof, all material Intellectual Property owned by such Grantor is, to its knowledge, valid, subsisting, unexpired and enforceable, has not been abandoned and, to its knowledge, does not infringe upon the Intellectual Property rights of any other Person in any material respect except for the alleged infringements and enforcement activity as disclosed on Schedule 6.

(c) Except as set forth in Schedule 6, on the date hereof, no Grantor has granted an exclusive license in the territory of the United Stated in or to (i) any of the following Trademarks: AVIS, BUDGET, and WE TRY HARDER or (ii) any Patents that cover the Wizard System.

(d) No holding, decision or judgment has been rendered by any Governmental Authority against such Grantor which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.

(e) Except for the alleged infringements and enforcement activity disclosed on Schedule 6, to such Grantor’s knowledge, no action or proceeding is pending or threatened on the date hereof seeking to limit, cancel or assert the invalidity of any Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property owned by such Grantor.

5.6 Receivables.  No amount payable to such Grantor under or in connection with any Receivable included in the Collateral for $500,000 or more is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

5.7 Vehicles.  Schedule 7 is a complete and correct list of all Specified Vehicles owned by such Grantor as of March 31, 2011.

SECTION 6.                      COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than any unasserted contingent indemnification obligations and Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

6.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed (including by delivery of related instruments of transfer or assignment) in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. .

6.2 Payment of Obligations.  Such Grantor (other than Holdings and the Borrower) will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be,

all obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or except to the extent that such failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.3 Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall not take any action or fail to take any action which would result in the security interest created by this Agreement as a perfected security interest having a priority which is less than that described and required in Section 5.2 and shall make commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor shall furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, subject to Section 5.2 and any limitations set forth in this Agreement, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction in the United States with respect to the security interests created hereby and (ii) in the case of Investment Property, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

6.4 Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent, (i) change its jurisdiction of organization from that referred to in Section 5.3 or (ii) change its name.  Such Grantor shall deliver to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

6.5 Notices.  Such Grantor will advise the Administrative Agent (and the Administrative Agent shall advise the Lenders) promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

6.6 Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the

Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for such Grantor’s Obligations.  If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the applicable Grantor’s Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for such Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or statutory Liens permitted by the Credit Agreement or nonconsensual Permitted Liens or in the case of Investment Property other than Pledged Stock, Liens permitted by the Credit Agreement, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except as permitted by the Credit Agreement.

(c) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise and to receive the dividends or interest payments that it is authorized to receive and retain in respect of any Pledged Stock under the Credit Agreement.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Investment Property issued by it.

6.7 Receivables.  Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables included in the Collateral.

6.8 Intellectual Property.  (a)  Such Grantor (either itself or through licensees) will (i) to the extent consistent with reasonable commercial judgment, continue to use each material Trademark owned by such Grantor on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) to the extent consistent with reasonable commercial judgment, maintain the quality of products and services offered under such Trademark at a level substantially consistent with the quality of products and services offered under such Trademark as of the date hereof, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iv) not (and not authorize any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become unenforceable or impaired in any way except to the extent consistent with reasonable commercial judgment.  Without limitation of other provisions of this Agreement, every Trademark adopted or acquired by a Grantor that is confusingly similar to or a colorable imitation of any Trademark owned by such Grantor will automatically be included in the Collateral for all purposes of this Agreement, and, if a Grantor applies to register or registers any such Trademark, the applicable Grantor shall notify the Administrative Agent pursuant to Section 6.8(f) in order for the Administrative Agent, for the ratable benefit of the Secured Parties, to obtain a perfected security interest in such Trademark pursuant to this Agreement.

(b) Such Grantor, to the extent consistent with reasonable commercial judgment, will not (and will not authorize its licensees to) do any act, or omit to do any act, whereby any material Patent is likely to become forfeited, abandoned or dedicated to the public.

(c) Such Grantor, to the extent consistent with reasonable commercial judgment, will not (and will not authorize any licensee or sublicensee thereof to) (i) do any act or knowingly omit to do any act whereby any material portion of the Copyrights will be materially impaired or (ii) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor will not (and will not authorize its licensees to) do any act that knowingly uses any Intellectual Property owned by such Grantor to infringe upon the Intellectual Property rights of any other Person in any material respect.

(e) Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, or shall acquire or exclusively license any registered Intellectual Property from a third party,  such Grantor shall report such filing, acquisition or exclusive license to the Administrative Agent in accordance with Section 6 of the Credit Agreement, provided that all such disclosure is subject to the last sentence of Section 5.5 of this Agreement, and except that such report shall include all such application and recordation filings by such Grantor through the date five (5) Business Days prior to the date on which such report required by Section 6 of the Credit Agreement is sent to the Administrative Agent.  Upon request of the Administrative

Agent, such Grantor shall execute and deliver, and have recorded, any and all reasonably necessary agreements, instruments, documents, and papers, in a form to be mutually agreed upon by the Borrower and the Administrative Agent, as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest (provided that such Grantor will not have an affirmative obligation to seek an application or registration for Intellectual Property which Borrower reasonably elects not to seek) in any (i) Copyright, Patent and Trademark; and (ii) any material, exclusive license grant to such Grantor with respect to any Trademark, Copyright or Patent (provided that (1) the Trademark, Copyright or Patent registration or application with respect to which such exclusive license is granted is identified in the applicable exclusive license agreement or is otherwise already known to such Grantor; and (2) such Grantor shall not be obligated to obtain the consent of any third party licensor that may be necessary to grant such security interest in such exclusive license), and the general intangibles of such Grantor relating thereto or represented thereby and, with respect to Trademarks, the goodwill of the business connected with the use of or symbolized by such Trademarks.

(g) To the extent consistent with reasonable commercial judgment, such Grantor will take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated or diluted by a third party, or any licensee of such Intellectual Property breaches the terms and conditions of the applicable license, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof if such infringement, misappropriation, dilution or breach is material, and, if appropriate in such Grantor’s reasonable commercial judgment, sue for infringement, misappropriation, dilution or breach of contract, seek injunctive relief and recover any and all damages for such infringement, misappropriation, dilution or breach of contract.

SECTION 7.                      REMEDIAL PROVISIONS

7.1 Certain Matters Relating to Receivables.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to this Section 7.1(a), each Grantor shall be permitted to collect such Grantor’s Receivables.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables included in the Collateral, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables included in the Collateral, including, without limitation, all original orders, invoices and shipping receipts.

7.2 Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables included in the Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables included in the Collateral.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables included in the Collateral that the Receivables included in the Collateral have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables included in the Collateral to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable included in the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable included in the Collateral (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.3 Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer to the extent permitted by the Credit Agreement, to pay and declare dividends to the extent permitted by the Credit Agreement and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such

Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

7.4 Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 7.1 with respect to payments of Receivables included in the Collateral, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

7.5 Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantees set forth in Section 2 or 3, as applicable, in payment of the Obligations in the following order (and, to the extent applicable, in a manner consistent with the Credit Agreement):

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (other than those Letters of Credit that have been Collateralized) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

7.6 Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.

7.7 Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold or registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable best efforts to cause the registration statement relating thereto to become effective and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.7 valid and binding and in compliance with any and all other applicable Requirements of Law.

7.8 Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

7.9 Grant of Intellectual Property License.  If an Event of Default shall occur and be continuing, and for so long as such Event of Default in continuing, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive, fully paid-up, worldwide license or (for third party rights) sublicense, to use, license or sublicense any of the Intellectual Property now or hereafter owned, licensed in (to the fullest extent permitted by such license), held for use or acquired by such Grantor (and subject to the applicable terms and conditions governing such Grantor’s rights in and to such Intellectual Property at the time of the Event of Default), for the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 7 hereof at such time as it shall be lawfully entitled to exercise such rights and remedies, and for no other purpose; subject to (i) the maintenance of quality control standards with respect to all goods and services sold under any licensed Trademarks substantially consistent with those in effect immediately prior to the Event of Default in order to maintain the validity and enforceability of such Trademarks and (ii) exclusive licenses granted by such Grantor prior to the Event of Default to the extent such licenses conflict at the time of the Event of Default with the granting of other licenses in and to the same Intellectual Property.  Such license or sublicense to the Administrative Agent shall include access to all media in which any of the applicable intellectual property may be recorded, processed or stored and all computer programs related thereto.

SECTION 8.                      THE ADMINISTRATIVE AGENT

8.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the

Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable included in the Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable included in the Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill connected with the use of and symbolized by any Trademarks and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;  (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) license or assign any Copyright, Patent or Trademark owned by or licensed to (to the fullest extent permitted by such license and subject to the terms and conditions of such license) such Grantor (along with the goodwill of the business connected with the use of and symbolized by any Trademarks), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.1(a)  to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its material agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1 shall be payable by such Grantor to the Administrative Agent in accordance with Section 10.5 of the Credit Agreement.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2 Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements, continuation statements, and amendments to financing statements in any jurisdictions and with any filing offices as the Administrative Agent may determine are necessary or advisable to perfect the security interest granted to the Administrative Agent in connection herewith with respect to the Collateral without the signature of such Grantor, to the extent permitted by law, in such form as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Such financing statements may describe the Collateral in the same manner as described in this Agreement or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent in connection with this Agreement, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

8.4 Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement or any other Security Document with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or under any other Security Document or resulting or arising out of this Agreement or any other Security Document shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9.                      MISCELLANEOUS

9.1 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

9.2 Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or under any other Security Document or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder or under any other Security Document shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantees contained in Section 2 or 3, as applicable, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, in each case, in accordance with Section 10.5 of the Credit Agreement.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement or any other Security Document and, to the extent applicable, in a manner consistent with Section 2.19 of the Credit Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any other Security Document to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6 Set-Off.  Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings, the Borrower or any Subsidiary Borrower under any Loan Document (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

9.7 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.8 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12 Submission To Jurisdiction; Waivers.  Each of the Agents, Lenders and each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13 Acknowledgements.  Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

9.14 Additional Grantors.  Each Subsidiary of the Borrower or Holdings that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15 Releases.  (a)  At such time as the Obligations (other than any unasserted contingent indemnification obligations, and Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and the Letters of Credit shall have terminated, expired or been Collateralized, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated

to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Liens created hereby on such Collateral shall be released automatically upon consummation of such disposition, and the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent a written request for release identifying the relevant Subsidiary Guarantor, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                9.16WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17 Continuation of Security Interests.  All security interests, Liens and obligations created by the Existing Guarantee and Collateral Agreement are continued in full force and effect under this Agreement.  The Existing Guarantee and Collateral Agreement remains in full force and effect as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

AVIS BUDGET HOLDINGS, LLC

By: /s/ Rochelle Tarlowe
Name: Rochelle Tarlowe
Title: Vice President and Treasurer

AVIS BUDGET CAR RENTAL, LLC

By: /s/ Rochelle Tarlowe
Name: Rochelle Tarlowe
Title: Vice President and Treasurer

Avis Budget Finance, Inc. Avis Asia and Pacific, Limited Avis Car Rental Group, LLC Avis Caribbean, Limited Avis Enterprises, Inc. Avis Group Holdings, LLC

Avis International, Ltd.

Avis Rent A Car System, LLC PF Claims Management, Ltd.

Wizard Co., Inc.

AB Car Rental Services, Inc.

ARACS LLC

Avis Operations, LLC

PR Holdco, Inc.

Wizard Services, Inc.

By: /s/ Rochelle Tarlowe
Name: Rochelle Tarlowe
Title: Vice President and Treasurer

BGI Leasing, Inc.

Budget Rent A Car System, Inc.

Budget Truck Rental LLC

Runabout, LLC

By: /s/ David B. Wyshner
Name: David B. Wyshner
Title: Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s. Robert P. Kellas
Name: ROBERT P. KELLAS
Title: EXECUTIVE DIRECTOR